Exhibit 10.50
AMENDMENT NO 1 TO FORBEARANCE AGREEMENT
     Amendment No. 1 dated as of September 4, 2009 (this “Amendment”) to the Forbearance Agreement and Amendment to Securities Purchase Agreement and Other Note Documents dated as of September 4, 2009 (the “Forbearance Agreement”).
     The parties hereto agree that the following provisions of the Forbearance Agreement are amended as follows (all section references below refer to Sections in the Forbearance Agreement and all capitalized terms used without definition have the meaning given in the Forbearance Agreement):
     1. Amendments to the Forbearance Agreement:
a): Recitals: The following recitals to the Forbearance Agreement are amended and restated in their entirety as follows.
     “B. A scheduled interest payment in the original amount of $1,095,543.74 was due and payable by the Company to the Holders pursuant to the Notes on June 30, 2009. Pursuant to three prior Amendments to the Securities Purchase Agreement and Other Note Documents, the Holders granted the Company successive extensions to such scheduled interest payment date in order to permit the Company to obtain additional equity financing necessary for the Company’s making of such interest payment and the performance of certain of its other obligations under the Securities Purchase Agreement and the Notes. As a result of such extensions, an interest payment (taking into account the $727,197.59 of additional interest that has accrued in the period commencing on July 1, 2009, and ending on August 28, 2009) in the amount of $1,822,741.32 was due and payable to the Holders on August 28, 2009. The Company failed to remit such interest payment and has informed the Holders that it will not be able to remit, and has not remitted, such interest payment within the 3 Business Day cure period set forth in Section 9.1(a)(ii) of the Securities Purchase Agreement and therefore an Event of Default has occurred under the Securities Purchase Agreement (such Event of Default, the “Interest Payment Event of Default”).”
     “E. Pursuant to the Notes, the Company was permitted to capitalize certain amounts of accrued and unpaid interest on the Notes (the “PIK Interest”). As of March 31, 2009, $6,518,124.52 of PIK interest had been capitalized and added to the original principal amounts of the Notes. As of the date of this Agreement, the outstanding aggregate principal balance of the Notes, inclusive of all such PIK Interest capitalized as of March 31, 2009, together with $1,822,741.32 of accrued and unpaid interest that was due and payable on August 28, 2009, is $38,340,865.85. Subject to the terms and conditions set forth below, the Holders have agreed to permit the Company to capitalize as PIK Interest the $1,822,741.32 of interest that was due and payable on August 28, 2009, as well as all accrued interest that would otherwise be payable in cash on each successive Interest Payment Date (as defined in the A&R Notes (as defined below)) as provided under the A&R Notes.”
     “I. As of the date of this Agreement, Loans with the aggregate principal and interest amount of $24,030,598 are outstanding to the Company by the Lenders pursuant to the Credit Agreement and the Notes issued to the Lenders thereunder (the “Current Senior Obligations”).

Pursuant to the terms of that certain Amendment No. 5 to Credit Agreement and Forbearance Agreement of even date herewith (the “Senior Forbearance Agreement”) and that Amended and Restated Intercreditor Agreement of even date herewith (the “A&R Intercreditor”), the Lenders and the Credit Agreement Administrative Agent have agreed with the Company and the Holders, respectively, not to make any additional Loans or other advances to the Company or any other Company Party following the Effective Date, except for additional advances in an aggregate amount not to exceed (i) $2,461,062.92 that are necessary for and are used exclusively by the Company Parties for the express and limited purpose of completing and delivering to Overture the motion picture currently entitled “Law Abiding Citizen” (any such additional advances made for such purpose, the “LAC Completion Advances”) and (ii) $1,569,533.74, to the extent required to fund interest payments as and when due to the Lenders with respect to the Senior Obligations pursuant to the terms of the Credit Agreement (any such additional advances made for such purpose, the “Additional Interest Advances”). The Current Senior Obligations together with any LAC Completion Advances and any Additional Interest Advances, fees, costs and expenses at any time payable to the Credit Agreement Administrative Agent and the Lenders pursuant to the existing terms of the Credit Agreement is referred to sometimes hereinafter as the “Senior Obligations”.”
     “J. The Credit Agreement Administrative Agent and the Lenders have agreed to make disbursements from the Overhead Reserve Account (which has a current balance of $2,970,475.51) to the Company in the amounts, at such times and for the types of working capital and general corporate and similar purposes described in an interim operating budget in form and substance acceptable to the Holders in the exercise of their sole and absolute discretion (a copy of which is attached hereto as Exhibit B, the “Interim Operating Budget”), for the period from the Effective Date through December 31, 2009, in an amount not to exceed the monthly amount set forth in the Interim Operating Budget with respect to any covered calendar month, with any remaining balance of the Overhead Reserve Account at such time as the Senior Obligations have been repaid in full to be remitted by the Credit Agreement Collateral Agent to the Holders.”
     b) Section 4(d): Section 4(d) of the Forbearance Agreement is amended and restated in its entirety as follows:
     “(d) Amendments to Waterfall; Amendments to Payment Provisions. Each Company Party hereby approves the Waterfall (which for all purposes shall be deemed to amend and restate Schedule II to the Securities Purchase Agreement) and agrees that all Collections and proceeds of Collateral shall be deposited into the Collection Account and that disbursements of the proceeds of all Collections and other proceeds of Collateral to the Lenders, the Company Parties, the Holders and all other Persons listed therein shall be governed by and made in accordance with the priorities set forth in the Waterfall. Each Company Party hereby disclaims any right or claim to payments arising from or in relation to the Collateral or the proceeds thereof except as provided in the Waterfall. The disclaimer by each Company Party set forth in the immediately preceding sentence is irrevocable and coupled with an interest. Notwithstanding Sections 2.5, 2.6, 2.7, 2.8 and 2.9 of the Securities Purchase Agreement to the contrary (all of which Sections are deemed amended to the extent necessary to conform to the provisions of this Agreement), the aggregate principal amount of the Notes (including all capitalized interest and other amounts owed thereunder at such time) shall be paid without premium or penalty: (a) on each Settlement Date to the extent that disbursements are available for such purpose under the Waterfall and (b) to the extent that any amounts remain outstanding thereunder, shall be paid in full in cash on the “Scheduled Maturity Date” (which term is amended for all purposes of the Second Lien Documents to mean June 30, 2011).”
     c) Exhibit A: Exhibit A to the Forbearance Agreement is amended and restated in its entirety as follows:
COLLECTION ACCOUNT PAYMENT WATERFALL
          (a) Subject to paragraphs (b) and (c) below, on each Settlement Date (as defined in the Credit Agreement), the Credit Agreement Administrative Agent shall (if the Credit Agreement Administrative Agent has approved the Company Settlement Statement delivered by the Company) (and after the satisfaction of the Senior Obligations, the Collateral Agent shall): (i) if the Collection Bank is also the Credit Agreement Administrative Agent, apply all collected and available funds on deposit in the Collection Account (including any investment earnings received with respect to such funds); or (ii) if the Collection Bank is not also the Credit Agreement Administrative Agent, instruct the Collection Bank in writing to apply all collected and available funds on deposit in the Collection Account (including any investment earnings received with respect to such funds), in each case in the following order of priority and in accordance with such Company Settlement Statement:
               (i) first, to the extent not deducted directly out of revenues prior to deposit into the Collection Account or otherwise paid, to the “P&R Reserve Account” (as defined in the Credit Agreement) for payment by the Company and/or any appropriate Note Party to third parties (that are not Affiliates) of participations and residuals (to the extent not previously paid) in respect of any Film; provided, that: (A) in no event shall any sums in such P&R Reserve Account designated and reserved for the payment of residuals in respect of any Film be retained in such P&R Reserve Account for more than 12 months following the date of their deposit therein, and any such sums that have not been paid to the applicable recipient by such time shall be applied to the next applicable tier of this Waterfall; and (B) in no event shall any sums designated and reserved for payment of participations in respect of any Film be retained in such P&R Reserve Account for more than four (4) months following the date of their deposit therein, and any such sums that have not been paid to the applicable recipient by such time shall be applied to the next applicable tier of this Waterfall;
               (ii) second, ratably, to the account of the Credit Agreement Administrative Agent designated in accordance with Section 2.12(a) of the Credit Agreement, for payment by the Credit Agreement Administrative Agent of any and all outstanding Senior Obligations, until such time as all outstanding Senior Obligations have been repaid in full in cash;
               (iii) third, to an account designated by the Collateral Agent, for distributions to the Holders to be applied against all outstanding Obligations, until such time as all outstanding Obligations have been repaid in full in cash; and
               (iv) fourth, to an account designated by the Company in writing.

          (b) If, on any Settlement Date, any Approved Completion Guarantor (i) has advanced amounts under the completion guaranty issued by it with respect to any Film (any such Film, a “Designated Film”) and (ii) has not been reimbursed in full for all amounts advanced by it and all other amounts payable pursuant thereto, then, notwithstanding the order of priority set forth in paragraph (a) above, at such time as the aggregate principal amount of Obligations in respect of the Designated Film (together with all interest thereon and fees and costs incurred in connection therewith to the extent permitted by the applicable Completion Guaranty) have been repaid in full, all subsequent sums derived from such Designated Film and deposited into the Collection Account shall be applied (A) first, solely with respect to the residuals referenced in paragraph (a)(i) above (and not with respect to the participations referenced in such paragraph), for payment of such residuals in accordance with such paragraph, (B) second, to the Company’s operating account for payment by the Company to such Approved Completion Guarantor until such Approved Completion Guarantor shall have been reimbursed in full and (C) third, as provided in paragraph (a) above.
          (c) If, on any Settlement Date, the Collection Account contains any Collections paid or remitted by Overture pursuant to the Overture Agreement, or the proceeds thereof (“Overture Proceeds”), and the Holders have not theretofore received full repayment (pursuant to this paragraph (c)) of the principal portion of the Overture Advance and all accrued and unpaid interest thereon (provided, that only that portion of interest accruing on the Overture Advance at the non-default rate of 12.0% per annum shall be payable under this paragraph (c) to the Holders), then, notwithstanding the order of priority set forth in paragraph (a) above, all Overture Proceeds shall be applied (i) first, solely with respect to the residuals referenced in paragraph (a)(i) above (and not with respect to the participations referenced in such paragraph), for payment of such residuals in accordance with such paragraph (a)(i), and (ii) second, to an account designated by the Collection Agent for distributions to the Holders, until such time as the Holders have received (pursuant to this paragraph (c)) the full repayment of the Overture Advance and all accrued and unpaid interest thereon (provided, that only that portion of interest accruing on the Overture Advance at the non-default rate of 12.0% per annum shall be payable under this paragraph (c) to the Holders).
     2. Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or a modification of a provision of the Forbearance Agreement or a waiver of any Forbearance Default under the Forbearance Agreement and the Forbearance Agreement and the other Second Lien Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and affirmed.
     3. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Forbearance Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Collateral Agent or the Holders may now have or have in the future under or in connection with the Forbearance Agreement or any of the instruments or agreements referred to therein. Whenever the Forbearance Agreement is referred to in the Forbearance Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Forbearance Agreement as modified by this Amendment.

     4. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart signature page hereto by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Forbearance Agreement as of the date first written above.

THE FILM DEPARTMENT LLC By: THE FILM DEPARTMENT HOLDINGS LLC, its sole Member
By:	/s/ Neil Sacker
Neil Sacker, President &
Chief Operating Officer

THE FILM DEPARTMENT HOLDINGS LLC
By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating
Officer

TFD LITERARY ACQUISITIONS, LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating
Officer

REBOUND DISTRIBUTION LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Name:
Title:

THE FILM DEPARTMENT INTERNATIONAL, LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer

LAC FILMS, LLC By: The Film Department LLC, its sole Member

By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer

ETON PARK CLO MANAGEMENT 1 By: Eton Park Asset Management, L.L.C, as Collateral Manager, as a Holder
By:	/s/ Helen Watkins
	Name:	HELEN WATKINS
Its: CHIEF LEGAL OFFICER

ETON PARK CLO MANAGEMENT 2 By: Eton Park Asset Management, L.L.C., as Collateral Manager, as a Holder
By:	/s/ Helen Watkins
	Name:	HELEN WATKINS
Its: CHIEF LEGAL OFFICER

ETON PARK MASTER FUND, LTD. BY: Eton Park Capital Management, L.P., its Investment Manager, as a Holder
By:	/s/ Helen Watkins
	Name:	HELEN WATKINS
Its: AUTHORISED SIGNATORY

ETON PARK FUND, L.P. By: Eton Park Capital Management, L.P., its investment manager, as a Holder
By:	/s/ Helen Watkins
	Name:	HELEN WATKINS
Its: AUTHORISED SIGNATORY

UNION BANK, N.A., as Collateral Agent
By:	/s/ Alex Cho
	Name:	Alex Cho
Its: Duly Authorized Signatory